Exhibit 99.1

SeraCare Life Sciences Secures $20 Million Credit Facilities

Milford, MA January 6, 2011 - SeraCare Life Sciences, Inc. (NASDAQ: SRLS), a global life sciences company providing vital products and services to facilitate the discovery, development and production of human diagnostics and therapeutics, today announced that it has entered into a loan agreement that provides senior secured credit facilities in the aggregate amount of $20.0 million with Middlesex Savings Bank and Commerce Bank and Trust Company.  Subject to the terms of the loan agreement, SeraCare can use these funds for working capital, acquisitions, stock repurchases and other general corporate purposes.

“We see securing this loan as one of the first steps towards achieving our goal of doubling the size of SeraCare’s business over the next three to four years through a combination of organic growth from our existing business and opportunistic acquisitions,” commented Gregory Gould, Chief Financial Officer of SeraCare.  “We believe we are well positioned to grow our existing business over the next several years and can now leverage the strength of our balance sheet with the additional financial resources provided by these credit facilities to maximize SeraCare’s opportunities.”

Under the loan agreement, Middlesex Savings Bank and Commerce Bank and Trust Company will provide $12.0 million and $8.0 million, respectively, of the total $20.0 million credit facilities, and Middlesex Savings Bank will serve as administrative agent.  The credit facilities are comprised of a $5.0 million revolving line of credit and a $15.0 million term loan facility and are subject to various conditions and covenants.  Additional details can be found in SeraCare’s Form 8-K filed with the Securities and Exchange Commission regarding the credit facilities.

About SeraCare Life Sciences, Inc.:
SeraCare serves the global life sciences industry by providing vital products and services to facilitate the discovery, development and production of human diagnostics and therapeutics. The Company's innovative portfolio includes diagnostic controls, plasma-derived reagents and molecular biomarkers, biobanking and contract research services. SeraCare's quality systems, scientific expertise and state-of-the-art facilities support its customers in meeting the stringent requirements of the highly regulated life sciences industry.

Forward-Looking Statements:
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 about SeraCare Life Sciences, Inc. ("SeraCare" or the "Company"). All statements regarding our expected future financial position, results of operations, cash flows, business strategy,  and plans and objectives of management for future operations are forward-looking statements. In addition, forward-looking statements include statements in which we use words such as "expect," "believe," "anticipate," "intend," or similar expressions. Although we believe the expectations reflected in such forward-looking statements are based on reasonable assumptions, we cannot assure you that these expectations will prove to have been correct, and actual results may differ materially from those reflected in the forward-looking statements. Factors that could cause our actual results to differ from the expectations reflected in the forward-looking statements in this press release include, but are not limited to, failure to maintain proper inventory levels, availability of financing, reductions or terminations of government or other contracts, interruption in our supply of products or raw materials, actions of SeraCare's competitors, changes in the regulatory environment, delays in new product introductions, lack of market acceptance of new products, decreased healthcare spending, reduced margins resulting from a shift in revenue towards services, prolonged impairment of sales from changes in our sales organization, absence or loss of acquisition opportunities to higher bidders, potential failure to complete any announced acquisition, and potential failure of any acquisition to produce expected revenues, profits or synergies. Many of these factors are beyond our ability to control or predict.